UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2007

OPTICAL COMMUNICATION PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31861	95-4344224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6101 Variel Avenue Woodland Hills, CA		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 251-7100

                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On October 2, 2007, Optical Communication Products, Inc. (the “Company” or “OCP”) began mailing the definitive proxy statement relating to the special meeting of stockholders of the Company, which is scheduled for October 31, 2007, to vote on the proposed merger by which Oplink Communications, Inc. (“Oplink”) would acquire those shares of the Company not owned by Oplink (the “merger”).

On October 3, 2007, a complaint, Merlin Partners, LP vs. Optical Communication Products, Inc., Oplink Communications, Inc., et al., was filed in the Court of Chancery of the State of Delaware by an entity identifying itself as a stockholder of the Company purporting to represent a class of all stockholders other than defendants.  The lawsuit names the Company, all of the members of the Company’s board of directors, a former director, and Oplink as defendants.  The complaint alleges, among other things, that Oplink and the Company’s directors breached their fiduciary duties to the stockholders of the Company by failing to disclose all material facts in the proxy statement in connection with the merger and by failing to negotiate a higher merger price.  The complaint seeks, among other things, to enjoin the merger or order defendants to pay monetary damages in an amount to be determined at trial.

On October 23, 2007, the parties to the lawsuit, including the Company, executed a Memorandum of Understanding to settle the lawsuit.  As part of the settlement, the defendants deny all allegations of wrongdoing.  The settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class and consummation of the merger.  If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith.  In addition, in connection with the settlement, the parties have agreed that plaintiffs’ counsel will petition the court for an award of attorneys’ fees and expenses to be paid by us. The merger may be consummated prior to final court approval of the settlement.

The settlement will not affect the timing of the merger or the amount of merger consideration to be paid in the merger.

Pursuant to the proposed settlement, we have agreed to make the supplemental disclosures set forth below; however, the Company does not make any admission that such supplemental disclosures are material.  The proxy statement for the merger is supplemented by, and should be read in conjunction with, the information set forth below.

Supplemental Disclosure

1.  The section of the proxy statement entitled “Special Factors—Background of the Merger,” which begins on page 8 of the proxy statement, is supplemented to add the following sentences at the end of the third paragraph of page 10:

During these discussions, Oplink informed Furukawa that, although Oplink had considered a satisfactory post-acquisition supply agreement with Furukawa to be a material term in its previous merger negotiations with OCP and Furukawa, it would no longer be seeking a new supply agreement as part of any acquisition transaction, in an effort to simplify the negotiation of a transaction and narrow the terms to only those that the parties deemed most important.

2.  The section of the proxy statement entitled “Special Factors—Oplink’s Plans for OCP after the Merger,” which begins on page 32 of the proxy statement, is supplemented to add the following at the end of such section:

On September 29, 2007, Robert Shih resigned as a director of the Company and as an officer of Oplink.  Mr. Shih’s resignation resulted from a disagreement with Joseph Y. Liu, Oplink’s President and Chief Executive Officer, regarding Oplink’s potential strategies for the Company after completion of the merger.  Mr. Shih held the position of Vice President and “OCP Liaison” at Oplink, and was likely to have been designated by Oplink to serve in a senior executive position at OCP after the completion of the merger.  As such, Mr. Shih was likely to have been one of the persons primarily responsible for the management of OCP’s business following the closing.  In the course of internal discussions within Oplink regarding strategies for operating OCP’s business following the closing of the merger, Mr. Liu and Mr. Shih came to disagree over basic business strategies for OCP, including the extent to which OCP’s business operations should be integrated with Oplink’s operations post-closing and the relative priorities of profitability versus revenue growth.  It became clear that such disagreements would lead to an untenable situation following the closing of the merger, so Mr. Shih resigned as an employee of Oplink and as a director of OCP.

Oplink continues to engage in internal discussions regarding strategies for operating OCP’s business following the merger. Oplink anticipates that after closing it will take steps to reduce costs at OCP, and that these steps would include accelerating OCP’s existing plans to transfer its manufacturing to China.  OCP had previously determined to transfer certain manufacturing operations to China.  This transfer is underway and is expected to continue whether or not the merger is consummated.  The cost reduction options being considered by Oplink include the possibility of selling one or more of OCP’s operating assets that Oplink may ultimately determine are not essential to OCP’s post-closing operations.  If the merger is consummated, it is expected that the employment of Philip F. Otto, OCP’s Chief Executive Officer, will terminate shortly after the closing of the merger and that the employment of Frederic T. Boyer, OCP’s Chief Financial Officer, will terminate after a post-closing transition period of approximately three months.  Except for a general intent to implement some of the cost reduction measures being considered, the acceleration of OCP’s existing plans to move manufacturing to China and the management changes referred to above, no final plans or decisions have been adopted by Oplink’s management or board of directors with respect to post-closing strategies for OCP.

3.  The section of the proxy statement entitled “Important Information Regarding the Company,” which begins on page 50 of the proxy statement, is supplemented to add the following new subsection at the end of such section:

Sale of Woodland Hills Facility

On September 27, 2007, the Company entered into an Agreement of Purchase and Sale and Escrow Instructions with DS Ventures, LLC (the “buyer”), pursuant to which the Company has agreed to sell its Woodland Hills, California facility to the buyer for the price of $28,000,000 in cash.

Under the purchase and sale agreement, the buyer has 30 days following the date of the agreement, or until October 29, 2007, to conduct a physical inspection and examination of the property and to perform due diligence into certain matters relating to the property (including environmental and land use matters).  The buyer has the right to terminate the purchase and sale agreement at any time prior to the expiration of the 30-day period for any reason or for no reason.  If the 30-day period expires without the buyer terminating the agreement, the closing of sale of the facility would be expected to occur on or about December 20, 2007.  The closing of the sale is not contingent upon the closing of the merger.

The net proceeds to the Company from the sale, if it closes, are expected to be approximately $27,000,000.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the remaining shares of the Company by Oplink pursuant to the merger.  In connection with the proposed merger, the Company has filed with the SEC a definitive proxy statement on October 2, 2007, a Schedule 13E-3, most recently amended on October 12, 2007, and current reports on Form 8-K on October 3, October 4 and October 10, 2007.  We urge investors to read the definitive proxy statement and these other materials carefully because they contain important information about the Company and the proposed acquisition.  Investors may obtain free copies of the definitive proxy statement and white proxy card as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s Web site.  Free copies of the Company’s SEC filings are also available on the investor relations portion of the Company’s web site at www.ocp-inc.com.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger.  Information regarding the officers and directors of the Company, including direct or indirect interests in the transaction, by securities holdings or otherwise, is set forth in the definitive proxy statement and Schedule 13E-3 that the Company filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 23, 2007

OPTICAL COMMUNICATION PRODUCTS, INC.
a Delaware corporation

By: /s/ Frederic T. Boyer
Senior Vice President, Chief Financial Officer
and Secretary